Exhibit 2.k.(i)


                            ADMINISTRATION AGREEMENT


                  This ADMINISTRATION AGREEMENT dated as of this ____ day of _______, 1997 by and between The Bank of New York, a New York banking corporation (the "Administrator"), and Mandatory Common Exchange Trust (the "Trust"), a business trust organized under the laws of the State of Delaware under and by virtue of a Trust Agreement, dated as of ______, 1997 (the "Trust Agreement").


                               W I T N E S S E T H

                  WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold a forward contract with an existing shareholder (the "Seller") of FIRSTPLUS Financial Group, Inc. (the "Contract") and to issue Trust Issued Mandatory Exchange Securities (the "TIMES") in accordance with the terms and conditions of the Trust Agreement;

                  WHEREAS, the Trust desires to engage the services of the Administrator to assume certain duties and responsibilities of the Trustees under the Trust Agreement and the Investment Company Act and to undertake certain services on behalf of and subject to the supervision of the Trustees as provided herein; and

                  WHEREAS, the Administrator is qualified and willing to assume such duties and responsibilities and to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:




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                                    ARTICLE I

                                   DEFINITIONS

                  1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.


                                   ARTICLE II

                           ENGAGEMENT OF ADMINISTRATOR

                  2.1 ENGAGEMENT. The Trust hereby engages the Administrator, and the Administrator hereby agrees to be so engaged, to provide or cause the provision of the services hereinafter enumerated.

                  2.2 SERVICES OF ADMINISTRATOR. Subject to the supervision of the Trustees, the Administrator shall on behalf of the Trust take the actions set forth in Sections 2.3, 2.4 and 2.5 of the Trust Agreement, to the extent such responsibilities can lawfully be delegated to the Administrator, and to effectuate the terms of the Contract; provided, however, that the Administrator shall not (i) render investment advisory services to the Trust as defined in the Investment Company Act or the Investment Advisers Act of 1940; (ii) have the power of the Trustees to sell the Contract or the Treasury Securities except as provided in Sections 2.5 of the Trust Agreement; or (iii) have the power to select the independent public accountants or counsel for the Trust. Additionally, the Administrator shall be responsible for rendering the following services:

                  (a) instruct the Paying Agent to pay out of the Net Proceeds of the sale of the TIMES the fees and expenses of the Trust incurred in connection with the offering of the Securities as specified in Schedule I hereto;

                  (b) instruct the Paying Agent to pay out of the Net Proceeds of the sale of the TIMES the fees and expenses of the Trust incurred in connection with the organization of the Trust as specified in Schedule II hereto;


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                  (c) instruct the Paying Agent on behalf of the Trust to take the actions set forth in Sections 2.3, 2.4 and 2.5 of the Trust Agreement and to otherwise perform the duties of the Paying Agent referred to in the Trust Agreement and the Paying Agent Agreement and coordinate, monitor and supervise the activities of those providing services to the Trust;

                  (d) with the approval of the Trustees, engage legal and other professional advisors, other than the Trust's independent accountants as provided in clause 2.2 (iii) above;

                  (e) receive all demands, bills and invoices for expenses incurred by or on behalf of the Trust and pay the same, or cause the Paying Agent to pay the same, out of moneys paid to the Administrator pursuant to the Fund Expense Agreement but in no event out of any assets of the Trust, and give notice to [the Underwriter][and the Seller] pursuant to the Fund Indemnity Agreement of any claim for Indemnification Expenses (as defined in the Fund Indemnity Agreement) or any threatened claim for Indemnification Expenses;

                  (f) (i) keep or cause to be kept all the books and records of the Trust (other than those to be kept by the Paying Agent), and (ii) cause the legal and other professional advisors engaged pursuant to Section 2.2(d) to prepare and, as necessary, file any and all reports, returns and other documents as required under the Investment Company Act, the Securities Exchange Act of 1934, or the Internal Revenue Code of 1986 as amended, or, as reasonably requested by the Trustees, under any other applicable laws, rules or regulations or otherwise;

                  (g) at the request of the Trustees and upon being furnished with such reasonable security and indemnity against any related expense or liability as the Administrator may require, institute and prosecute, in accordance with the instructions of the Trustees, legal or other appropriate proceedings to enforce any and all rights and remedies of the Trust;

                  (h) prepare, receive and review on behalf of the Trust all notices, reports, certificates and other documents regarding the Contract and the Treasury Securities;


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                  (i) make or cause to be made all necessary arrangements with respect to meetings of Trustees and meetings of Holders, including, without limitation, the preparation of notices, proxies and minutes, subject to the approval of Trustees;

                  (j) respond to inquiries by Holders;

                  (k) in conjunction with the Trustees, determine and publish, in such manner as the Trustees shall direct in writing, the Trust's net asset value in accordance with Section 8.2(a) of the Trust Agreement and the Trust's policy.

                  2.3 CERTAIN RIGHTS OF THE ADMINISTRATOR. In connection with the performance of its duties under this Agreement, the Administrator shall not be liable to the Trust, the Trustees or any Holder (i) for any action taken or for refraining from taking any action hereunder except in the case of its willful misfeasance, bad faith, gross negligence or the reckless disregard of its duties hereunder, (ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Trustees or of any Trustee or (iii) in connection with the performance of its duties under
Section 2.2(k) hereof, for good faith reliance upon information furnished by third parties selected by the Administrator with due care. The Administrator shall under no circumstances be liable for any punitive, exemplary, indirect or consequential damages. The Administrator may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Administrator may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it but shall be liable for the acts and omissions of such persons to the same extent as if the functions had been performed by the Administrator itself (except to the extent that the Trustees shall have directed the Administrator to retain such persons, in which event the Administrator shall not be liable for such persons' acts or omissions). Without limiting the generality of the preceding sentence, the Administrator (i) may select and employ independent accountants acceptable to the Trustees (other than the independent public accountants referred


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to in clause (iii) of Section 2.2 of this Agreement and Section 2.5(d) of the accountants referred to in clause (iii) of Section 2.2 of this Agreement and
Section 2.5(d) of the Trust Agreement) to keep the financial books and records of the Trust, to prepare the financial statements of the Trust and to prepare Trust tax returns, and (ii) may select and engage attorneys acceptable to the Trustees to prepare annual, semiannual and periodical reports, notices of meetings and proxy statements, annual reports to holders of the Securities and other documents required under the Investment Company Act or the Securities Exchange Act of 1934. The Administrator shall not be liable and shall be fully protected in acting upon any writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from a Trustee.

                  2.4 POWER OF ATTORNEY. The Trustees hereby appoint the Administrator, acting through any duly appointed officer, the attorney-in-fact and agent of the Trust for the purpose of performing the duties prescribed in Sections 2.2(f)(ii) and 2.2(i).

                  2.5 DELIVERY OF CERTAIN DOCUMENTS. The Trust will deliver to the Administrator, promptly following the execution hereof: (a) a complete conformed copy of the registration statement of the Trust under the Securities Act and the Investment Company Act, including all amendments, exhibits and schedules thereto; and (b) the EDGAR access codes (Central index Key, CIK Confirmation Code, Password and Password Modification Access Code) employed to file such registration statement.


                                   ARTICLE III

                          COMPENSATION OF ADMINISTRATOR

                  3.1 COMPENSATION. For services to be rendered by the Administrator pursuant to this Agreement, as custodian under the Custodian Agreement, dated as of September __, 1997, between the Administrator, as custodian, and the Trust, as paying agent under the Paying Agent Agreement, dated as of September __, 1997, between the Administrator, as paying agent, and the Trust, and as


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collateral agent under the Collateral Agreement, dated as of September __, 1997, among the Administrator, as collateral agent, the Seller and the Trust, and for the payment of Trust expenses pursuant to Section 2.2(e) hereof, the Administrator shall receive only such fees and expenses as shall be paid to it pursuant to the Fund Expenses Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts.

                  3.2 ADDITIONAL SERVICES. If and to the extent that the Trustees shall request the Administrator to render services for the Trust, other than those to be rendered by the Administrator hereunder, and if the Administrator agrees to render such services, such additional services shall be compensated separately on terms to be agreed upon between the Administrator and the Trustees from time to time.


                                   ARTICLE IV

                                   TERMINATION

                  4.1 TERMINATION.

                  (a) This Agreement shall terminate immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

                           (i) If the Administrator shall violate any provision
of this Agreement, the Trust Agreement, or the Investment Company Act, and after notice of such violation, shall not cure such default within 30 days; or

                           (ii) If the Administrator shall be adjudged
bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Administrator, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Administrator for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                           (iii) If the Administrator shall institute
proceedings for voluntary bankruptcy, or shall file a


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petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of the Administrator or of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                           (iv) Upon the voluntary or involuntary dissolution of
the Administrator, or unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Administrator with any other entity.

                  If any of the events specified in clauses (ii), (iii) or (iv) of this Section 4.1(a) shall occur, the Administrator shall give immediate written notice thereof to the Trust.

                  (b) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately (i) upon termination of the Trust Agreement, (ii) upon termination of the Paying Agent Agreement, (iii) upon termination of the Collateral Agreement, (iv) upon termination of the Custodian Agreement or (v) upon the resignation or removal of the Custodian.

                  (c) The Trustees may remove the Administrator, or the Administrator may resign, and thereby terminate this Agreement without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this Section 4.1(c) unless a successor Administrator shall have been appointed and shall have accepted the duties of the Administrator. If, within 30 days after notice by the Administrator to the Trust of termination of this Agreement, no successor Administrator shall have been selected and accepted the duties of the Administrator, the Administrator may apply to a court of competent jurisdiction for the appointment of a successor Administrator.

                  4.2 EFFECT OF TERMINATION. The Administrator shall forthwith upon termination of this Agreement deliver to the Trustees any records or other property of the Trust then in the possession or custody of the Admin-


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istrator. The Administration shall pay over to any successor administrator any remaining portion of the one-time, up-front amount paid to the Administrator at the closing of the offering of the TIMES with respect to its ongoing fees and anticipated expenses of the Trust. Any obligation to indemnify the Administrator pursuant to Section 6.6 shall survive the termination of this Agreement.


                                    ARTICLE V

                               RECORDS AND REPORTS

                  5.1 BOOKS AND RECORDS; INSPECTION AND COPYING. The Administrator shall keep, or cause to be keep, appropriate, and reasonably detailed and accurate, books and records of all its activities pursuant to this Agreement. The Trustees and their representatives shall have the right to inspect such books and records during the Administrator's normal business hours upon reasonable request, and to make copies of the same at the expense of the Trust.

                  5.2 ACCESS TO INFORMATION. The Administrator shall make available to each of the Trustees all information it generates, receives or compiles with respect to the Contract and the Treasury Securities, the moneys available to the Trust, the financial condition of the Trust and all other relevant matters concerning the Trust.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 BINDING EFFECT. Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, shall be the successor Administrator hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement and provided


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further that the Trustees have given their prior written consent to the
Administrator with respect to any such merger, conversion or consolidation. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements or understandings, whether oral or written. This Agreement shall not be amended, changed, modified, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

                  6.3 NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is to be given or is required by the Trust Agreement or the Investment Company Act, be given by being mailed by U.S. first class mail, certified or registered, return receipt requested, postage prepaid, to the following addresses of the parties hereto:


The Trust:                                  Mandatory Common Exchange Trust
                                            c/o Donald J. Puglisi, Managing
                                            Trustee
                                            850 Library Avenue
                                            Newark, Delaware  19715
                                            Telephone:  (302) 738-6680
                                            Telecopier: (302) 738-7210

The Administrator:                          The Bank of New York
                                            101 Barclay Street
                                            New York, New York  10286
                                            Attn:  Mark Walsh
                                            Telephone:  (212) 815-5228
                                            Telecopier: (212) 815-7157

                  Any party may at any time give written notice to the other party that it wishes to change its address for the purposes of this Section 6.3.


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                  6.4 APPLICABLE LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect except to the extent such law is preempted by federal law.

                  6.5 NON-ASSIGNABILITY. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party.

                  6.6 INDEMNIFICATION. The Trust shall indemnify and hold the Administrator harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Administrator by the Trustees, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Administrator shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder.

                  6.7 PROVISIONS OF LAW TO CONTROL. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions herein contained conflict with any applicable provisions of the Investment Company Act or of such rules and regulations, the latter shall control.

                  6.8 COUNTERPARTS. This Agreement may be signed in counterparts with all counterparts constituting one and the same instrument.


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                  IN WITNESS WHEREOF the parties have hereunto executed this
Administration Agreement as of the day and year first above written.

                                            MANDATORY COMMON EXCHANGE TRUST


                                            _______________________________
                                            as Trustee


                                            THE BANK OF NEW YORK


                                            By____________________________
                                                Name:
                                                Title:

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE I

Cost incurred by the Trust in connection with the offering of the Securities:


Registration Fees                                              $    [  ]

American Stock Exchange listing fee                                 [  ]

Printing (other than certificates)                                  [  ]

Engraving and printing certificates                                 [  ]

Fees and expenses of qualification under
state securities laws (excluding fees of
counsel)                                                            [  ]

Accounting fees and expenses                                    [10,000]

Legal fees and expenses                                             [  ]

NASD fee                                                            [  ]

Miscellaneous                                                       [  ]
                                                               ---------
Total                                                          $[10,000]
                                                               =========
* To be confirmed with D&T on 9/11/97


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                            ADMINISTRATION AGREEMENT

                                   SCHEDULE II

Cost incurred by the Trust in connection with the organization of the Trust:


Registration fees                                                $  [  ]

Filing fees                                                         [  ]

Accounting fees and expenses                                        [  ]

Legal fees and expenses                                             [  ]

Miscellaneous                                                       [  ]

Total                                                               [  ]
                                                                 -------

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